UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2014

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2014, Encore Capital Group, Inc. (the “Company”) offered $140.0 million in aggregate principal amount of its 2.875% Convertible Senior Notes due 2021 (the “Firm Notes”) in a private placement. On March 6, 2014, the initial purchasers of the Firm Notes exercised their option to purchase an additional $21.0 million in aggregate principal amount of the Company’s 2.875% Convertible Senior Notes due 2021 (the “Additional Notes” and, together with the Firm Notes, the “Notes”). The Notes are the Company’s senior unsecured obligations, and are fully and unconditionally guaranteed on a senior unsecured basis by Midland Credit Management, Inc., a wholly owned subsidiary of the Company (the “Guarantor”). The Notes were issued pursuant to an Indenture, dated March 11, 2014 (the “Indenture”), among the Company, the Guarantor and Union Bank, N.A., as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes will mature on March 15, 2021, unless earlier repurchased or converted. The Notes will bear interest at a rate of 2.875% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2014. The Notes will be convertible at the option of the noteholders prior to the close of business on the business day immediately preceding September 15, 2020 only upon satisfaction of certain conditions and during certain periods, and on or after September 15, 2020, at any time until the close of business on the second scheduled trading day immediately prior to maturity regardless of these conditions. The Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The conversion rate for the Notes will initially be 16.8386 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $59.39 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 25% to the $47.51 per share closing price of the Company’s common stock on March 5, 2014.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers (or their affiliates) and one or more other financial institutions (the “Option Counterparties”). On March 6, 2014, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, collectively, the number of shares of the Company’s common stock underlying the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The cost of the Capped Call Transactions was approximately $19.5 million.

The Capped Call Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the capped call transactions will initially be $83.1425 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on March 5, 2014, and is subject to certain adjustments under the terms of the capped call transactions.

The Capped Call Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by the copies of the confirmations for the Base Capped Call Transactions and the Additional Capped Call Transactions, which are attached as exhibits to this report and incorporated herein by reference.

The net proceeds from the sale of the Notes were approximately $155.7 million, after deducting the initial purchasers’ discounts and the estimated offering expenses payable by the Company. The Company used approximately $19.5 million of the net proceeds from this offering to pay the cost of the Capped Call Transactions and intends to use the remainder of the net proceeds from this offering for general corporate purposes, including working capital.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 9.01.	Financial Statements and Exhibits.

4.1	Indenture, dated as of March 11, 2014, by and between Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and Union Bank, N.A., as trustee

10.1	Letter Agreement, dated March 5, 2014, between Citibank, N.A. and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.2	Letter Agreement, dated March 5, 2014, between Credit Suisse International and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.3	Letter Agreement, dated March 5, 2014, between Morgan Stanley & Co. LLC and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.4	Letter Agreement, dated March 5, 2014, between Société Générale and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.5	Letter Agreement, dated March 6, 2014, between Citibank, N.A. and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

10.6	Letter Agreement, dated March 6, 2014, between Credit Suisse International and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

10.7	Letter Agreement, dated March 6, 2014, between Morgan Stanley & Co. LLC and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

10.8	Letter Agreement, dated March 6, 2014, between Société Générale and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 11, 2014

/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 11, 2014, by and between Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and Union Bank, N.A., as trustee

10.1	Letter Agreement, dated March 5, 2014, between Citibank, N.A. and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.2	Letter Agreement, dated March 5, 2014, between Credit Suisse International and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.3	Letter Agreement, dated March 5, 2014, between Morgan Stanley & Co. LLC and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.4	Letter Agreement, dated March 5, 2014, between Société Générale and Encore Capital Group, Inc., regarding the Base Capped Call Transaction

10.5	Letter Agreement, dated March 6, 2014, between Citibank, N.A. and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

10.6	Letter Agreement, dated March 6, 2014, between Credit Suisse International and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

10.7	Letter Agreement, dated March 6, 2014, between Morgan Stanley & Co. LLC and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction

10.8	Letter Agreement, dated March 6, 2014, between Société Générale and Encore Capital Group, Inc., regarding the Additional Capped Call Transaction